UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 1, 2011

INFINITE GROUP, INC.
(Exact name of Registrant as specified in its charter)

Delaware	0-21816	52-1490422
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

60 Office Park Way
Pittsford, New York 14534
(Address of principal executive offices and Zip Code)

(585) 385-0610
(Registrant's telephone number, including area code)

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

  ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

  ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

   ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d 2(b))

   ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.01                      Entry into a Material Definitive Agreement

On November 1, 2011, in accordance with the terms of the Settlement Agreement, dated September 6, 2011 (the “Settlement Agreement”), between Infinite Group, Inc. (the “Company”) and the Pension Benefit Guaranty Corporation (the “PBGC”), the Company received from the PBGC the executed Agreement for Appointment of Trustee and Termination of the Osley & Whitney, Inc. Retirement Plan (the "O&W Plan") (the “Trusteeship Agreement”).  The Trusteeship Agreement: (i) terminated the O&W Plan; (ii) appointed the PBGC as the statutory trustee of the O&W Plan; and (iii) established November 30, 2001 as the termination date for the O&W Plan.

On October 17, 2011, in accordance with the Settlement Agreement, the Company: (i) purchased 500,000 shares of its common stock from the O&W Plan for $130,000; and (ii) issued a promissory note in favor of the PBGC for $300,000 bearing interest at 6% per annum amortizing in quarterly payments over a seven year period (the “Note”).  The purchase price for the 500,000 shares was funded by the Company using the proceeds from the placement of a convertible note in the principal amount of $100,000 to a non-affiliated accredited investor on October 4, 2011.  The shares purchased will be retired and restored to the status of authorized but unissued shares.  All obligations of the Company under the Note are secured by a security interest in all assets of the Company, subordinate to certain pre-existing obligations, including the security interest of the lender under the Company’s credit facility.

Since the PBGC terminated the O&W Plan as of November 30, 2001, the Company has no further obligations to the O&W Plan and the PBGC other than those stated in the Settlement Agreement.  The Company will record the effects of the termination of the O&W Plan in its financial statements during the fourth quarter of 2011.

The foregoing summary of the Settlement Agreement, Trusteeship Agreement and the Note are qualified in their entirety by reference to the same which are attached as Exhibits 10.1, 10.2 and 10.3 hereto. A copy of the press release that the Company expects to release with respect to the foregoing is attached as Exhibit 99.1, hereto.

Item 9.01.                      Exhibits

(d) Exhibits

Exhibit Number	Description

10.1	Settlement Agreement between the Company and the PBGC, effective as of September 1, 2011.*

10.2	Trusteeship Agreement between the Company and the PBGC, effective as of November 1, 2011.

10.3	Promissory note in favor of the PBGC in the principal amount of $300,000 bearing interest at 6% per annum

99.1	Press release of Infinite Group, Inc. dated November 8, 2011

*Filed with the Securities and Exchange Commission on September 12, 2011, as an exhibit to the Company’s Current Report on Form 8-K and incorporated herein by reference.

* * * * * *

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 7, 2011	INFINITE GROUP, INC.

/s/ James Villa
James Villa
Acting Chief Executive Officer and President

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